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EXHIBIT 99.5

AMENDMENT NO. 1
TO
ASSET PURCHASE AGREEMENT

    This AMENDMENT NO. 1, dated as of May 11, 2001 (this "Amendment"), to that certain ASSET PURCHASE AGREEMENT, dated as of March 27, 2001 (the "Asset Purchase Agreement" and, together with this Amendment, the "Agreement"), by and among SPECIAL DEVICES, INCORPORATED, a Delaware corporation ("Seller"), PS/EMC WEST LLC, a Delaware limited liability company ("Buyer"), and solely with respect to Section 7.2 thereof PACIFIC SCIENTIFIC COMPANY, a California corporation ("Parent"), is entered into by and among Seller, Buyer and Parent. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Asset Purchase Agreement.

R E C I T A L S

    WHEREAS, on March 27, 2001, the parties entered into the Asset Purchase Agreement providing, among other things, for the sale by Seller to Buyer of substantially all of the assets of Seller's Aerospace Business; and

    WHEREAS, the parties now desire to amend the Asset Purchase Agreement as provided below.

A G R E E M E N T

    NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

    1.  Amendment to Preamble of the Asset Purchase Agreement. The preamble of the Asset Purchase Agreement is hereby amended as follows:

  (a)
  the words "PS/EMC WEST, LLC" appearing in the preamble are hereby deleted and replaced with the words "PS/EMC WEST LLC"; and

  (b)
  the words "PACIFIC SCIENTIFIC CORPORATION, a Delaware corporation" appearing in the preamble are hereby deleted and replaced with the words "PACIFIC SCIENTIFIC COMPANY, a California corporation".

    2.  Amendment to Section 2.3(e) of the Asset Purchase Agreement. Section 2.3(e) of the Asset Purchase Agreement is hereby amended and restated in its entirety to read as follows:

  "(e)
  all obligations of Seller with respect to the Business Employees (other than the Retained Employees) for severance payments as set forth in Schedule 2.3(e) attached hereto in accordance with Section 5.2(a)(ii), and Cobra benefits in accordance with Section 5.2(f)."

    3.  Amendments to Section 2.5 of the Asset Purchase Agreement.

  (a)
  Section 2.5(a) of the Asset Purchase Agreement is hereby amended by inserting at the end thereof the following new language:

    "Without in any way limiting Buyer's obligations under Section 2.5(c), but not withstanding anything in this Agreement to the contrary, Seller acknowledges and agrees that Buyer does not have and is not required to obtain a facility security clearance prior to or on the Closing Date or during the term of the Transition Agreement, and that failure to have or obtain such a facility security clearance is not and will not constitute a breach or violation hereof or thereof."

  (b)
  Section 2.5(c) of the Asset Purchase Agreement is hereby amended as follows:

  (i)
  by deleting the word "and" at the end of clause (v) thereof;

  (ii)
  by deleting the period at the end of clause (vi) thereof and substituting therefor the following language "; and"; and

  (iii)
  by inserting after clause (vi) thereof the following new clause (vii):

      "(vii)  The parties hereto acknowledge that the contract dated September 18, 1996 (the "BAE Contract") between Seller and BAE SYSTEMS plc (Royal Ordnance) (internal contract number "MJO 2994") ("BAE") will not transfer until after the Closing, but is to be treated in accordance with the provisions of the Asset Purchase Agreement and the Transition Services Agreement. The BAE Contract will transfer immediately to Buyer upon Buyer's obtaining an appropriate facility security clearance. Until such time, Seller will maintain the BAE Contract for the benefit of Buyer, will do so in a manner facilitating Buyer's performance of the BAE Contract, and will enforce the contract for the benefit of Buyer. Upon the Closing, Buyer will receive all the claims, rights and benefits (including all monies to be paid by BAE) under the BAE Contract. Buyer will also assume the corresponding obligations and will perform all work under the BAE Contract after Closing, with the exception that Seller will retain and satisfy all obligations imposed upon it by the relevant governmental agencies with respect to the storage, handling, safeguarding, and treatment of classified information relating to the BAE Contract. Seller will make such classified information available to personnel of Buyer that possess appropriate personnel security clearances as necessary to facilitate performance of the BAE Contract. Seller represents and warrants to Buyer that no notice to or consent from BAE SYSTEMS or any other party is required to enter into the arrangement provided for in Section 2.5(c)(vii), or alternatively, that such notice or consent has been given or received."

    4.  Amendments to Article 4 of the Asset Purchase Agreement.

  (a)
  Section 4.1(a) of the Asset Purchase Agreement is hereby amended by deleting the words "organized" and "organization" appearing in the first sentence thereof and substituting therefor the words "formed" and "formation", respectively;

  (b)
  Section 4.2 of the Asset Purchase Agreement is hereby amended by deleting the word "corporate" in each instance that it appears and substituting therefor the words "limited liability company"; and

  (c)
  Section 4.2 of the Asset Purchase Agreement is hereby further amended by inserting after the words "the board of directors" appearing in the second sentence thereof, the following language "(or similar governing body").

    5.  Amendment to Section 5.2(a)(i) of the Asset Purchase Agreement. Section 5.2(a)(i) of the Asset Purchase Agreement is hereby amended and restated in its entirety to read as follows:

    "(a)  Offer of Employment. (i) Buyer shall offer employment at will, commencing on or before the Closing Date, to all Business Employees (other than those employees of the Aerospace Business set forth in Section 5.2 of the Seller Disclosure Schedule (the "Retained Employees")) identified by Buyer on Schedule A, including those on vacation, leave of absence or disability, who were employed by the Aerospace Business immediately prior to Closing, on substantially the same terms in the aggregate (including salary, fringe benefits and job responsibility, but excluding employee stock ownership, stock option and incentive plans) as those provided to similar employees of Buyer (or its Affiliates) immediately prior to the Closing to the extent permitted by applicable law. Those Persons who accept Buyer's offer of employment and commence working with Buyer on the Closing Date are referred to in this Agreement as the "Transferred Employees." The parties hereto agree that nothing in this Agreement shall limit Buyer's ability after the Closing Date to modify or terminate (A) the employment of any Transferred Employee or (B) any benefit policy, plan or program offered to or covering any Transferred Employee."

    6.  Amendment to Section 5.2(a)(ii) of the Asset Purchase Agreement. Section 5.2(a)(ii) of the Asset Purchase Agreement is hereby amended by inserting at the end thereof the following new language:

    "Notwithstanding anything in this Section 5.2 to the contrary, Buyer shall not be deemed to be the employer of any Business Employees (other than Transferred Employees) and shall have no direct or indirect obligations to them, except (A) as set forth in Section 5.2(f) and (B) that Buyer shall pay over to Seller an amount equal to the aggregate amount of severance payable to Business Employees as set forth in Schedule 2.3(e). The obligation to make the payment of such severance amounts to such employees shall be Seller's."

    7.  Amendment to Section 5.12 of the Asset Purchase Agreement. Section 5.12 of the Asset Purchase Agreement is hereby amended and restated in its entirety to read as follows:

    "SECTION 5.12.  Letter of Credit. At the Closing, Seller shall deliver to Buyer, and cause to remain outstanding until the second anniversary of the Closing Date (the "LC Termination Date"), an irrevocable standby letter of credit (the "Letter of Credit") in a face amount of Two Million Dollars ($2,000,000) and in form and substance satisfactory to Buyer and Seller and provided by a financial institution reasonably acceptable to Buyer, which may be drawn upon only by Buyer in the event that any Buyer Indemnified Party is entitled to indemnification for Damages pursuant to the provisions of Article 8, provided that (i) on the LC Termination Date, if one or more claims for Damages for which Seller has indemnification obligations pursuant to Article 8 is then pending ("Pending Claims"), the Letter of Credit or Replacement Letter of Credit (as defined below) shall remain outstanding, but the face amount of the Letter of Credit or Replacement Letter of Credit, as the case may be, shall be reduced to the aggregate amount of such Pending Claims, and (ii) on the nine (9) month anniversary of the Closing Date, the face amount of the Letter of Credit or Replacement Letter of Credit, as the case may be, shall be reduced to an amount equal to (A) One Million Dollars ($1,000,000) plus the aggregate amount of Pending Claims on such date. In the event that the Letter of Credit or any Replacement Letter of Credit expires at a date earlier than the LC Termination Date, Seller covenants and agrees that it will provide Buyer with an extension or replacement of such Letter of Credit or Replacement Letter of Credit (subject to the conditions set forth in the first sentence of this Section 5.12) (each replacement Letter of Credit being referred to as a "Replacement LC") on or prior to the 30th day preceding the expiration date of the Letter of Credit issued on the Closing Date (the "Initial LC"); provided, however, that in the event such Replacement LC is not issued on or prior to such date, at any time thereafter, Buyer shall have the right to draw the entire amount then available under the Initial LC (a "Conditional Draw"). In the event a Conditional Draw is made, Buyer may retain the entire amount of the Conditional Draw as a holdback (the "Holdback") which may be drawn upon only by Buyer in the event that any Buyer Indemnified Party shall be entitled to indemnification for Damages pursuant to the provisions of Article 8. On the second anniversary of the Closing Date, Buyer in the event of a Holdback shall deliver to Seller an amount equal to the Conditional Draw minus (A) any amounts retained by Buyer pursuant to the immediately preceding sentence and (B) the amount of Pending Claims existing on such date, provided that upon the final determination of all such Pending Claims, Buyer shall deliver to Seller the balance of the Conditional Draw, if any, which Buyer is not entitled to retain pursuant to this Section 5.12 and Article 8 or shall apply any Holdback toward any Damages. Seller and Buyer shall share equally the fees and other expenses incurred by Seller in connection with the provision and maintenance of such Letter of Credit."

    8.  Amendment to Section 6.3 (g) of the Asset Purchase Agreement. Section 6.3(g) of the Asset Purchase Agreement is hereby amended and restated in its entirety to read as follows:

    "9(g)  Buyer shall have received the opinions of Gibson, Dunn & Crutcher LLP, and Dyer, Ellis & Joseph, counsel to Seller, in form and substance reasonably satisfactory to Buyer."

    9.  Amendment to Section 8.7 of the Asset Purchase Agreement. The last sentence of Section 8.7 of the Asset Purchase Agreement is hereby amended and restated in its entirety to read as follows:

    "For so long as the Letter of Credit remains outstanding pursuant to the terms of Section 5.12 hereof, at such time, and from time to time, as any Buyer Indemnified Party shall be entitled to indemnification for Damages pursuant to the terms of this Article 8, (a) Buyer shall have the absolute right to draw down the Letter of Credit or any Replacement Letter of Credit or shall apply any Holdback toward any Damages and (b) Buyer shall request drawings under the Letter of Credit or any Replacement Letter of Credit or shall apply any Holdback toward any Damages prior to seeking any payment from Seller directly with respect to such Damages."

    10.  Amendment to Section 10.3 of the Asset Purchase Agreement. Section 10.3 of the Asset Purchase Agreement is hereby amended as follows:

(a)	by replacing the address for Buyer set forth therein with the following address:
"PS/EMC West LLC
2099 Pennsylvania Avenue, NW
12th Floor
Washington, DC 20006-1813
Main phone: (202) 828-0850
Main fax: (202) 828-0860
Attention: Paul Burgon";
and
(b)	by replacing the address for Parent set forth therein with the following address:
"Pacific Scientific Company
2099 Pennsylvania Avenue, NW
12th Floor
Washington, DC 20006-1813
Main phone: (202) 828-0850
Main fax: (202) 828-0860
Attention: Paul Burgon".

    11.  Amendment to Seller Disclosure Schedule. The Seller Disclosure Schedule is hereby amended and restated in its entirety to read as set forth in the Amended Seller Disclosure Schedule attached hereto and incorporated by reference herein.

    12.  Amendment to Exhibits A, B and E to the Asset Purchase Agreement. Each of Exhibits A, B and E to the Asset Purchase Agreement is hereby amended, restated and replaced in its entirety by the Exhibit of the same letter designation attached to this Amendment.

    13.  Amendment to Schedules A and B to Asset Purchase Agreement. Each of Schedules A and B to the Asset Purchase Agreement is hereby amended, restated and replaced in its entirety by the Schedule of the same letter designation attached to this Agreement.

    14.  General.

  (a)
  This Amendment may be executed by facsimile in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

  (b)
  The Asset Purchase Agreement (and the Exhibits and Schedules attached thereto) as modified, amended and changed by this Amendment (and the Exhibits and Schedules attached hereto), and the other documents delivered pursuant hereto or thereto constitute the full and entire understanding and agreement between and among the parties with regard to the subject matter hereof and thereof.

  (c)
  This Amendment shall be governed in all respects by the laws of the State of New York without regard to the principles of conflicts of law thereof.

  (d)
  Except as expressly provided herein, this Amendment (and the Exhibits and Schedules attached hereto) shall not constitute an amendment, modification or waiver of the Asset Purchase Agreement (or any provision thereof or any Exhibit and Schedule attached thereto) and provisions of the Asset Purchase Agreement (and the Exhibits and Schedules attached thereto) shall otherwise continue in full force and effect.

     [Signatures on following page]

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first set forth above.

SPECIAL DEVICES, INCORPORATED
By:	/s/ JOSEPH A. STROUD Name: Joseph A. Stroud Title: Executive Vice President & Assistant Secretary
PS/EMC WEST LLC
By:	/s/ CHRIS MCMAHON Name: Chris McMahon Title: Vice President
PACIFIC SCIENTIFIC COMPANY
By:	/s/ CHRIS MCMAHON Name: Chris McMahon Title: Vice President

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  EXHIBIT 99.5
AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT
R E C I T A L S
A G R E E M E N T